Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Net Element, Inc. (the “Company”) for the quarterly period ended March 31, 2017 (the “Report”), each of the undersigned hereby certifies pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 15, 2017	By:	/s/ Oleg Firer
Date	Oleg Firer
Chief Executive Officer
(Principal Executive Officer)

May 15, 2017	By:	/s/ Jonathan New
Date	Jonathan New
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Net Element, Inc. and will be retained by Net Element, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.